                                                                    Exhibit 10.1

       FALCONSTOR SOFTWARE, INC. AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                             Employee: ReiJane Huai

     AMENDED AND RESTATED  EMPLOYMENT  AGREEMENT made this 1st day of September,
2004  (hereinafter  referred to as this "Employment  Agreement"),  by FalconStor
Software,   Inc.,  a  Delaware  corporation  (hereinafter  referred  to  as  the
"Corporation"),  and  ReiJane  Huai with an  address at 3  Carlisle  Drive,  Old
Brookville, NY 11545 (hereinafter referred to as the "Employee").

     WHEREAS, the Employee desires to continue to be employed by the Corporation as President and Chief Executive  Officer ("CEO"),  and the Corporation  desires that the  Employee  continue to be so  employed,  upon the terms and  conditions hereinafter set forth.

     NOW,  THEREFORE,  in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, agree as follows:

     1. TERM OF  EMPLOYMENT.  The Board hereby employs the Employee as President and CEO,  and the  Employee  hereby  agrees  to serve  the  Corporation  in such capacity for the period commencing on the date hereof (the "Effective Date") and ending  on  December  31,  2007  (hereinafter  referred  to as  the  "Employment
Period"), unless sooner terminated as hereinafter provided.

     2. SCOPE OF DUTIES.  The Employee  shall serve as a President  and CEO. The
Employee shall report and be solely responsible to the Board of Directors of the
Corporation (the "Board").  The Employee's  performance shall be reviewed by the
Board annually.

     3. TIME TO BE DEVOTED TO  EMPLOYMENT.  The Employee  shall,  except  during vacation periods or absences due to temporary illness,  devote substantially all of his professional and business time,  attention and energies to his duties and responsibilities  hereunder,  and  except  for  business  trips  which  shall be necessary or desirable in the Corporation's business, shall render such services at the  principal  office of the  Corporation.  Nothing  herein  contained or in
Section 10 hereof shall prevent or be construed as preventing  the Employee from holding  or  purchasing  five  (5%)  percent  or less of any  class  of stock or securities of a corporation which is listed on a national securities exchange or regularly traded in the over-the-counter  market, or making other investments or participating  in business  ventures not in competition with the business of the
Corporation, as long as such investments and business ventures shall not require any time during  normal  business  hours and do not conflict  with his duties or obligations to the Corporation as provided in this Employment Agreement.

     4. DIRECT  COMPENSATION.  (a) In consideration for services rendered and to be rendered by the Employee hereunder during the Employment Period, the Employee shall  receive a salary of Two  Hundred  and  Seventy-Five  Thousand  ($275,000)
Dollars per year, or such greater amount as the Board shall  determine from year to year based on the Employee's performance (the "Base Salary"),  which shall be paid  semi-monthly  in arrears or at such other intervals as other employees are paid.

     (b) The  Employee  shall be  entitled  to  receive a cash bonus (i) for the period from  September  1, 2004  through  December  31,  2005 (the "First  Bonus
Period") in an amount equal to 2.50% of the  Corporation's  net operating income for  such  period  as  determined  by  reference  to  the  Corporation's  income statements  (hereinafter referred to as the "Operating Income") during the First
Bonus Period,  (ii) for the fiscal year of the  Corporation  ending December 31,
2006 (the  "Second  Bonus  Period") in an amount equal to the product of (A) the
Applicable  Percentage (as defined  below) and (B) the Operating  Income for the
Second  Bonus  Period and (iii) for the fiscal  year of the  Corporation  ending
December 31, 2007 (the "Third  Bonus  Period") in an amount equal to the product of (A) the  Applicable  Percentage  and (B) the  Operating  Income for the Third
Bonus Period.  Each bonus payable to the Employee  shall be paid within 100 days after  the  last  day of the  applicable  Bonus  Period.  For  purposes  hereof,
"Applicable  Percentage"  shall mean (I) 1.50%,  if the  percentage  obtained by dividing (x) the Operating Income for the Second Bonus Period or the Third Bonus
Period,  as the case may be, by (y) the  shareholders  equity of the Corporation during the Second Bonus Period or the Third Bonus Period, as the case may be, as determined by reference to the annual audited  balance sheet of the  Corporation for the year ending as of the end of such Bonus Period (hereinafter  referred to as  "Shareholders  Equity")  is less  than or equal to 5%,  (II)  2.00%,  if the percentage  obtained by dividing (x) the  Operating  Income for the Second Bonus
Period or the Third Bonus  Period,  as the case may be, by (y) the  Shareholders
Equity  is more  than 5% but  less  than or equal to 10%,  (III)  2.25%,  if the

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percentage  obtained by dividing (x) the  Operating  Income for the Second Bonus
Period or the Third Bonus  Period,  as the case may be, by (y) the  Shareholders
Equity  is more  than 10% but less  than or equal  to 15%,  (IV)  2.50%,  if the percentage  obtained by dividing (x) the  Operating  Income for the Second Bonus
Period or the Third Bonus  Period,  as the case may be, by (y) the  Shareholders
Equity  is more  than 15% but less  than or equal to 20% and (V)  3.00%,  if the percentage  obtained by dividing (x) the  Operating  Income for the Second Bonus
Period or the Third Bonus  Period,  as the case may be, by (y) the  Shareholders
Equity is more than 20%.

     5. FRINGE  BENEFITS.  (a) The Employee  shall be entitled to participate in any and all fringe benefits and/or plans,  generally afforded to other employees of the  Corporation  (to the extent the Employee  otherwise  qualifies under the specific  terms  and  conditions  of  each  such  benefit),  including,  without limitation,  group  disability,  life insurance,  medical  insurance and pension plans  (401K)  which are,  or which may  become  available  generally  to senior personnel of the  Corporation.  The Employee shall be entitled to four (4) weeks of vacation time during each year of the Employment Period.

     (b) If the Corporation has a group disability plan in force at the time the
Employee's employment  terminates,  the Corporation shall offer the Employee the opportunity  to continue  disability  coverage at the Employee's own expense for such  period as the  Employee  desires;  provided,  that the  Employee  shall be required to make all insurance premium contributions.

     (c) Upon termination of the Employee's  employment,  the Corporation  shall offer the Employee the opportunity to continue the Employee's  health  insurance coverage in effect  immediately  prior to such  termination or health  insurance coverage generally  available at such time to executives of the Corporation,  at the Employee's own expense,  for such period as the Employee desires;  provided, that the Employee shall be required to make all insurance premium contributions.

     6. TERMINATION OF EMPLOYMENT.  During the Employment Period, the Employee's
employment  may be terminated by the Board on the  occurrence of any one or more of the following events:

     (a) The death of the Employee;

     (b) For "Cause",  which shall mean (i) the willful  failure by the Employee to  substantially  perform  his duties  hereunder  (including  the breach of any provision  of  Section 9 and/or 10  hereof),  for  reasons  other  than death or disability;  (ii) the willful engaging by the Employee in misconduct  materially injurious to the Corporation;  or (iii) the commission by the Employee of an act constituting (A) common law fraud against the Corporation or (B) a felony; or

     (c) If the  Employee  is unable  substantially  to perform  the  Employee's duties and  responsibilities  hereunder to the full extent required by the Board by reason of illness,  injury or incapacity for three consecutive months, or for more than four  months in the  aggregate  during any  period of twelve  calendar months  (such  condition  constituting  "disability"  for the  purposes  of this
Employment Agreement); provided, however, that the Corporation shall continue to pay the Employee's  then current Base Salary until the Company acts to terminate the Employee.  The Employee agrees, in the event of a dispute under this Section
6(c), to submit to a physical  examination by a licensed  physician  selected by the Board and consented to by the Employee.

     7. DEATH  BENEFIT.  In addition to all other  insurance  and similar  death benefits  generally  made  available  to employees  of the  Corporation,  if the
Employee's  death  occurs  during  the  term  of  the  Employment   Period,  the
Corporation shall provide a death benefit to the estate of the Employee equal to the Employee's then current annual Base Salary at the date of death.  Such death benefit shall be payable as may be determined by the  Corporation,  but not less often than six (6) equal monthly  installments,  payable on the last day of each month,  commencing  in the  month  subsequent  to the  month in which  the death occurs.

     8. SEVERANCE PAYMENT.  (a) If the Corporation and the Employee do not enter into a renewal  agreement  to be effective  January 1, 2008,  for a period of at least two years and  containing  similar terms and conditions to those set forth herein, then the Corporation will pay the Employee, as additional  compensation, an amount equal to the Employee's then current annual Base Salary, as determined under Section 4(a), payable semi-monthly in arrears for the twelve months ending
December  31,  2008;  such  compensation  is  hereinafter  referred  to  as  the
"Severance Payment".

     (b)  Notwithstanding  the  provisions of Section 8 (a) above,  the Employee will not receive the Severance Payment if,

                 (i) the Corporation  declines to enter into a renewal agreement with the Employee  because the  Employee  breached  the  confidentiality  and/or non-compete  provisions of this Employment Agreement or any other material terms or conditions of his employment;

                 (ii) the Employee has been terminated for Cause hereunder;

                 (iii) the Employee  declines to enter into a renewal  agreement with the Corporation,  and the Corporation has offered a renewal agreement for a period of not less than two years,  containing  similar terms and  conditions as discussed herein; or
                                       2

                 (iv) the Employee has received a change of control payment from the Corporation that provides change of control benefits that are at least equal to the amount that would be received by the  Employee  pursuant to Section  8(a)
above.

     (c) If the Employee's employment is terminated for Cause, the Corporation's sole  obligation  hereunder  shall be to pay the  Employee  (i) any  accrued and unpaid Base Salary as of the date of  termination,  (ii) an amount equal to such
reasonable  and  necessary   business  expenses  incurred  by  the  Employee  in
connection  with the  Employee's  employment on behalf of the  Corporation on or prior to the date of termination,  but not previously paid to the Employee,  and
(iii)  if  the  basis  for  such  termination  arises  under  clause  (i) of the definition  of  "Cause,"  his base  Salary (at the rate in effect on the date of termination) through the twelve-month  anniversary of the date of termination in accordance with the normal payroll  practices of the Corporation with respect to
Base Salary.

     9.  DISCLOSURE  OF  INFORMATION.  All  memoranda,  notes,  records or other documents  made or compiled by the Employee or made  available to him during the term of his employment  concerning the business of the Corporation  shall be the
Corporation's  property  and  shall  be  delivered  to  the  Corporation  on the termination of the Employee's employment. The Employee shall not use for himself or others, or divulge to others, any proprietary or confidential  information of the  Corporation,  obtained  by  him  as a  result  of  his  employment,  unless authorized  by the  Corporation.  For  purposes  of this  Section  9,  the  term
"proprietary or confidential  information"  shall mean all information  which is known only to the Employee or to the Employee and employees,  former  employees, consultants or others in a confidential  relationship  with the  Corporation and relates  to  specific  matters  such  as  trade  secrets,  customers,  potential customers  and vendor  lists,  pricing  and credit  techniques,  program  codes,
software  design  know-how,   research  and  development   activities,   private
processes, and books and records, as they may exist from time to time, which the
Employee may have acquired or obtained by virtue of work heretofore or hereafter performed  for or on behalf of the  Corporation  or which he may  acquire or may have acquired knowledge of during the performance of said work, and which is not known to others,  or readily  available  to others from  sources  other than the
Employee or officers or other  employees  of the  Corporation,  or is not in the public domain.  In the event of a breach or a threatened  breach by the Employee of the  provisions  of this Section 9, the  Corporation  shall be entitled to an injunction  restraining the Employee from  disclosing,  in whole or in part, the aforementioned  proprietary or confidential  information of the Corporation,  or from  rendering any services to any person,  firm,  corporation,  association or other entity to whom such proprietary or confidential  information,  in whole or in part,  has been  disclosed or is threatened to be disclosed.  Nothing  herein contained shall be construed as prohibiting  the  Corporation  from pursuing any other  remedies  available  to the  Corporation  for such  breach or  threatened breach, including the recovery of damages from the Employee.

     10.  RESTRICTIVE  COVENANTS.  (a)  The  Employee  hereby  acknowledges  and recognizes  the highly  competitive  nature of the  Corporation's  business  and accordingly  agrees that, in consideration of the premises  contained herein, he will not from and after the date hereof and during the  Employment  Period until the Designated Date (as hereinafter defined):  (i) directly or indirectly engage in any Competitive  Activity (as hereinafter  defined),  whether such engagement
shall  be  as  an  officer,  director,  employee,   consultant,  agent,  lender,
stockholder,  or  other  participant  or  (ii)  assist  others  in  engaging  in
Competitive Activity. As used herein, the term "Competitive Activity" shall mean and  include the  development  and/or  marketing  of  computer  hardware  and/or software for Storage Networking applications and other similar systems.

     (b) As used in this  Section  10,  the  "Designated  Date"  shall  mean the following:

                 (i)  if  the  Employee   terminates  his  employment  with  the
Corporation  prior to the expiration of the  Employment  Period (other than as a result of a breach by the  Corporation  of a material  term or condition of this
Employment  Agreement),  then the "Designated  Date" shall mean the second (2nd)
anniversary of the effective date of such termination;

                 (ii)  if  the  Corporation  terminates  the  employment  of the
Employee under this Employment  Agreement for Cause,  then the "Designated Date"
shall be the second (2nd) anniversary of the effective date of such termination;

                 (iii)  if  the  Corporation,   during  the  Employment  Period,
terminates the employment of the Employee  without Cause,  then the  "Designated
Date" shall mean the effective date of such termination; or

                 (iv) if the Corporation offers the Employee a renewal agreement pursuant to Section 8(a) hereof and the Employee does not accept such agreement, then the "Designated Date" shall mean December 1, 2009.

     (c) It is the desire and intent of the parties that the  provisions of this
Section 10 shall be enforced to the fullest  extent  permissible  under the laws and public policies applied in each jurisdiction in which enforcement is sought.
Accordingly, if any particular provision of this Section 10 shall be adjudicated
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to be invalid  or  unenforceable,  such  provision  of this  Section 10 shall be deemed  amended to delete from the  portion  thus  adjudicated  to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provisions  of this  Section  10 in the  particular  jurisdiction  in which such adjudication is made and, further, only to the extent required in order for this
Section 10 to be enforceable.

     (d) With respect to Inventions (including but not limited to software) made or conceived by the Employee,  whether or not during the hours of his employment or with the use of the Corporation's facilities,  materials or personnel, either
solely  or  jointly  with  others  during  the  Employee's   employment  by  the
Corporation:

                 (i) The  Employee  shall  inform the  Corporation  promptly and fully  of such  Inventions  by  written  report,  setting  forth in  detail  the procedures employed and the results achieved. A report shall be submitted by the
Employee upon completion of any studies or research  projects  undertaken on the
Corporation's  behalf whether or not in the  Employee's  opinion a given project has resulted in an Invention.

                 (ii) The Employee shall apply, at the Corporation's request and
expense,   for  the  United  States  and/or  foreign  letters  patent  or  other registrations  either in the Employee's  name or otherwise,  as the  Corporation shall desire.

                 (iii) The Employee  hereby  assigns and agrees to assign to the
Corporation  all of his right and interest to any and all such Inventions and to make  applications  for United States  and/or  foreign  letters  patent or other registrations granted upon such Invention.

                 (iv) The Employee shall acknowledge and deliver promptly to the
Corporation, without charge to the Corporation, but at its expense, such written instruments  and do such other acts in  support of his  inventorship,  as may be necessary in the opinion of the Corporation to obtain and maintain United States and/or foreign letters patent or other registration and to vest the entire right in such  Inventions,  patents and patent  applications in the  Corporation.  The
Employee  agrees that if the  Corporation  is unable  because of the  Employee's mental or  physical  incapacity  or  unavailability  or for any other  reason to secure the Employee's  signature to apply for or to pursue any  application  for any  United  States or  foreign  patents  or  copyright  registrations  covering
Inventions assigned to the Corporation as above, the Employee hereby irrevocably designates and appoints the  Corporation  and its duly  authorized  officers and agents as the  Employee's  agent  and  attorney  in fact,  to act for and in the
Employee's  behalf and stead to execute and file any such applications and to do all other lawfully  permitted acts to further the application for,  prosecution, issuance,  maintenance or transfer of letters patent or copyright  registrations thereon  with the same legal force and effect as if  originally  executed by the
Employee.   The  Employee  hereby  waives  and  irrevocably  quitclaims  to  the
Corporation any and all claims, of any nature whatsoever, which the Employee now or  hereafter  may  have  for  infringement  of any and all  proprietary  rights assigned to the Corporation.

                 (v) The Corporation  shall also have the royalty-free  right to use in its business, and to make, use, and sell products and/or services derived from any Inventions, discoveries, concepts and ideas, whether or not patentable, including, but not limited to applications, methods, formulas and techniques, as well as improvements or know-how, whether or not within the scope of Inventions, but which are obtained,  created or made by the Employee  during the  Employment
Period, without payment of any additional compensation to the Employee.

                 (vi)   For  the   purposes   of  this   Employment   Agreement,
"Inventions" means discoveries,  concepts and ideas,  whether patentable or not, including but not limited to processes, methods, formulas and techniques as well as improvements or know-how.

     (e) If  there is a breach  or  threatened  breach  by the  Employee  of the provisions  of  this  Section  10,  the  Corporation  shall  be  entitled  to an injunction  restraining him from such breach.  Nothing herein contained shall be construed as  prohibiting  the  Corporation  from  pursuing  any other  remedies available  for such  breach or  threatened  breach  or any other  breach of this
Employment Agreement.

     (f) The Employee  hereby  warrants and represents that he is not prohibited by any  agreement or the order of any court from  entering into and carrying out the terms of this Employment Agreement. In particular, the Employee warrants and represents  that the scope of his  activity  is not  restricted  in any way with
respect  to  the  design,  development,   enhancement,  sale,  marketing  and/or
promotion of computer software and hardware.

     11. (a)  NOTICES.  All notices  required or permitted to be given under the provisions  of this  Employment  Agreement  shall be in  writing  and  delivered personally or by certified or registered mail, return receipt requested, postage prepaid to the following  persons at the following  addresses,  or to such other person at such other address as either party may request by notice in writing to the other party to this Employment Agreement:
                                       4

              If to the Employee:
                    ReiJane Huai
                    3 Carlisle Drive,
                    Old Brookville, NY 11545

              If to the Corporation:
                    FalconStor Software, Inc.
                    2 Huntington Quadrangle
                    Melville, New York 11747

              With a copy to:
                    Nathan M. Eisler, Esq.
                    Luskin, Stern & Eisler LLP
                    330 Madison Avenue
                    New York, New York 10017

     (b)  CONSTRUCTION.   This  Employment   Agreement  shall  be  construed  in
accordance  with,  and be  governed  by,  the laws of the  State of New York for contracts entered into and to be performed in New York.

     (c) SUCCESSOR AND ASSIGNS. This Employment Agreement and the various rights and obligations  arising  hereunder shall inure to the benefit of and be binding upon the  Employee  and his heirs,  executors  and  administrators  and upon the
Corporation and its successors (including, without limitation, by way of merger)
and  assigns.  This  Employment  Agreement  is personal in nature and may not be assigned or transferred by the Employee without the prior written consent of the
Corporation.

     (d) ENTIRE AGREEMENT;  AMENDMENT AND RESTATEMENT.  This instrument contains the entire  understanding  and  agreement  between the  parties  relating to the subject matter hereof,  and neither this Employment  Agreement nor any provision hereof may be waived,  modified,  amended,  changed,  discharged or  terminated, except by an agreement in writing  signed by the party against whom  enforcement of any waiver,  modification,  change,  amendment,  discharge or  termination is sought. This Employment Agreement amends, restates and supersedes the Employment
Agreement dated September 1, 2001 between the Corporation and the Employee.

     (e) COUNTERPARTS.  This Employment Agreement may be executed simultaneously in  counterparts,  each of which shall be deemed an original,  and both of which counterparts shall together constitute a single agreement.

     (f) ILLEGALITY.  Without  limitation of Section 10(c) hereof, if any one or more of the provisions of this Employment Agreement shall be invalid, illegal or unenforceable in any respect,  the validity,  legality and enforceability of the remaining  provisions  contained  herein  shall  not in any way be  affected  or impaired thereby.

     (g) CAPTIONS.  The captions of the sections hereof are for convenience only and shall not control or affect the meaning or  construction of any of the terms or provisions of this Employment Agreement.

     IN WITNESS  WHEREOF,  the parties  hereto have set their hands and executed this Employment Agreement the day and year first above written.

                                     FalconStor Software, Inc.
                                     By:/s/Jim Weber
                                        -------------------------
                                     Jim Weber
                                     Vice President and Chief Financial Officer

                                     By: /s/ReiJane Huai
                                        -------------------------
                                     ReiJane Huai